Exhibit 24

POWER OF ATTORNEY

	Effective September 28, 2018, the undersigned does hereby appoint Kevin M. Meagher, with full power of substitution, as the true and lawful attorney of the undersigned, with full power and authority to execute such documents and to make such regulatory or other filings and amendments thereto as shall from time to time be required pursuant to the Securities Exchange Act of 1934, as amended, any rules or regulations adopted thereunder, and such other U.S. and non-U.S. laws, rules or regulations as shall from time to time be applicable in respect of the beneficial ownership of securities directly or indirectly attributable to the undersigned and its direct and indirect subsidiaries, and generally to do all such things in the name and on behalf of the undersigned in connection therewith as said attorney-in-fact deems necessary or appropriate to cause such filings to be completed and filed.

	This Power of Attorney shall remain in full force and effect only for such time as Kevin M. Meagher shall continue to be employed by employed by FMR LLC or any of its affiliates, provided that, notwithstanding the foregoing, this Power of Attorney may be revoked at any time by the undersigned in writing.


	This Power of Attorney has been executed as of the 28th day of September, 2018.


						Impresa Management LLC

  						By /s/ B. Lane MacDonald
  						B. Lane MacDonald
  						President